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                                  EXHIBIT 99.2
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                    Contact:  Robert Bowen, Chief Financial Officer
                              Anne Rivers, Investor Relations
                              Jeff Keene, Healthcare Media
                              Cytyc Corporation: 978-266-3010
                              www.cytyc.com
                              Robert P. Jones/Theresa Vogt
                              Media: Greg Tiberend/Dan Budwick
                              Morgen-Walke Associates: 212-850-5600

                              Lloyd Benson/Shanti Skiffington
                              Schwartz Communications:  781-684-0770


FOR IMMEDIATE RELEASE
---------------------

               CYTYC CLOSES ACQUISITION OF PRO-DUCT HEALTH, INC.

     BOXBOROUGH, MA, December 3, 2001 -- Cytyc Corporation (Nasdaq: CYTC) announced today that it has completed the acquisition of Pro-Duct Health, Inc., a privately-held company that has developed an innovative, FDA-approved ductal lavage device designed to enhance the evaluation of risk for breast cancer. The acquisition closed on November 30, 2001.

     Cytyc Corporation develops, manufactures, and markets the ThinPrep(R) System for medical diagnostic applications. The ThinPrep System consists of the ThinPrep(R) 2000 Processor, ThinPrep(R) 3000 Processor, and related reagents, filters, and other supplies.

     Cytyc(R) and ThinPrep(R) are registered trademarks and ThinPrep(R) Pap Test(TM) is a trademark of Cytyc Corporation.


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